Exhibit 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Gelu Voicu, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Catalyst Semiconductor, Inc. on Form 10-Q for the fiscal quarter ended July 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Catalyst Semiconductor, Inc.

By:	/s/ Gelu Voicu
Name: Title:	Gelu Voicu President and Chief Executive Officer

I, Thomas E. Gay III, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Catalyst Semiconductor, Inc. on Form 10-Q for the fiscal quarter ended July 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Catalyst Semiconductor, Inc.

By:	/s/ Thomas E. Gay III
Name:	Thomas E. Gay III
Title:	Vice President of Finance and Administration and Chief Financial Officer